Exhibit 99.1

Jabil Posts Solid First Quarter Results

Raises Outlook for Fiscal Year

ST. PETERSBURG, Fla. – December 15, 2022 – Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its first quarter of fiscal year 2023.

“Our Q1 FY23 performance was outstanding,” said Chairman and CEO Mark Mondello. “The combination of strong demand, more favorable product mix and excellent execution by the team allowed us to deliver $2.31 in core EPS on revenue of $9.6 billion for the quarter,” he added.

First Quarter of Fiscal Year 2023 Highlights:

•	Net revenue: $9.6 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue growth: 8 percent

•	Electronics Manufacturing Services (EMS) year-on-year revenue growth: 18 percent

•	U.S. GAAP operating income: $362 million

•	U.S. GAAP diluted earnings per share: $1.61

•	Core operating income (Non-GAAP): $461 million

•	Core diluted earnings per share (Non-GAAP): $2.31

Second Quarter of Fiscal Year 2023 Outlook:

• Net revenue	$7.8 billion to $8.4 billion
• U.S. GAAP operating income	$319 million to $379 million
• U.S. GAAP diluted earnings per share	$1.44 to $1.84 per diluted share
• Core operating income (Non-GAAP) (1)	$347 million to $407 million
• Core diluted earnings per share (Non-GAAP) (1)	$1.64 to $2.04 per diluted share
• Total company revenue	Increase 7 percent year-on-year

Fiscal Year 2023 Updated Outlook:

“I remain confident in our plan moving forward, which is supported by both strong secular tailwinds and continued refinement of our more traditional businesses,” continued Mondello. “As a result, we are raising our core EPS for the year to $8.40, a twenty-five cent increase from our outlook at the beginning of the fiscal year,” added Mondello.

(1)

Core operating income and core diluted earnings per share exclude anticipated adjustments of $8 million for amortization of intangibles (or $0.06 per diluted share) and $20 million for stock-based compensation expense and related charges (or $0.14 per diluted share).

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income less amortization of intangibles, stock-based compensation expense and related charges, restructuring, severance and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net plus other components of net periodic benefit cost. Jabil defines core earnings as core operating income, less loss on debt extinguishment, loss (gain) on securities, other components of net periodic benefit cost, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our first quarter of fiscal year 2023 and our guidance for future financial performance in our second quarter of fiscal year 2023 (including, net revenue, total company revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles and stock-based compensation expense and related charges) and our full year 2023 (including core earnings per share (Non-GAAP)). The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our first quarter of fiscal year 2023 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; scheduling production, managing growth and capital expenditures and maximizing the efficiency of our manufacturing capacity effectively; managing rapid declines or increases in customer demand and other related customer challenges that may occur; the scope and duration of the COVID-19 outbreak and its impact on our operations, sites, customers and supply chain; our dependence on a limited number of customers; our ability to purchase components efficiently and reliance on a limited number of suppliers for critical components; risks arising from relationships with emerging companies; changes in technology and competition in our industry; our ability to introduce new business models or programs requiring implementation of new competencies; competition; transportation issues; our ability to maintain our engineering, technological and manufacturing expertise; retaining key personnel; risks associated with international sales and operations, including geopolitical uncertainties in Russia and Ukraine; energy price increases or shortages; our ability to achieve expected profitability from acquisitions; risk arising from our restructuring activities; issues involving our information systems, including security issues; regulatory risks (including the expense of complying, or failing to comply, with applicable regulations; risk arising from design or manufacturing defects; and intellectual property risk); financial risks (including customers or suppliers who become financially troubled; turmoil in financial markets; tax risks; credit rating risks; risks of exposure to debt; currency fluctuations; and asset impairment); changes in financial accounting standards or policies; and risk of natural disaster, climate change or other global events. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2022 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation.

For fiscal year 2023, the Company adopted an annual normalized tax rate (“normalized core tax rate”) for the computation of the non-GAAP (core) income tax provision to provide better consistency across reporting periods. In estimating the normalized core tax rate annually, the Company utilizes a full-year financial projection of core earnings that considers the mix of earnings across tax jurisdictions, existing tax positions, and other significant tax matters. The Company may adjust the normalized core tax rate during the year for material impacts from new tax legislation or material changes to the Company’s operations.

Prior to fiscal year 2023, the Company determined the tax effect of the items included and excluded from core earnings quarterly.

Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Meeting and Replay Information: Jabil will hold a conference call today at 8:30 a.m. ET to discuss its earnings for the first quarter of fiscal year 2023. To access the live audio webcast and view the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after completion of the call.

About Jabil: Jabil (NYSE: JBL) is a manufacturing solutions provider with over 260,000 employees across 100 locations in 30 countries. The world’s leading brands rely on Jabil’s unmatched breadth and depth of end-market experience, technical and design capabilities, manufacturing know-how, supply chain insights and global product management expertise. Driven by a common purpose, Jabil and its people are committed to making a positive impact on their local community and the environment. Visit www.jabil.com to learn more.

Investor Contact

Adam Berry

Vice President, Investor Relations

Adam_Berry@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	November 30, 2022 (unaudited)	August 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,217	$1,478
Accounts receivable, net	4,498	3,995
Contract assets	1,282	1,196
Inventories, net	6,429	6,128
Prepaid expenses and other current assets	1,252	1,111

Total current assets	14,678	13,908
Property, plant and equipment, net	3,928	3,954
Operating lease right-of-use asset	524	500
Goodwill and intangible assets, net	858	862
Deferred income taxes	208	199
Other assets	310	294

Total assets	$20,506	$19,717

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$300	$300
Accounts payable	8,042	8,006
Accrued expenses	5,901	5,272
Current operating lease liabilities	129	119

Total current liabilities	14,372	13,697
Notes payable and long-term debt, less current installments	2,576	2,575
Other liabilities	292	272
Non-current operating lease liabilities	421	417
Income tax liabilities	196	182
Deferred income taxes	119	122

Total liabilities	17,976	17,265

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,696	2,655
Retained earnings	3,849	3,638
Accumulated other comprehensive loss	(22)	(42)
Treasury stock, at cost	(3,994)	(3,800)

Total Jabil Inc. stockholders’ equity	2,529	2,451
Noncontrolling interests	1	1

Total equity	2,530	2,452

Total liabilities and equity	$20,506	$19,717

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2022	November 30, 2021
Net revenue	$9,635	$8,567
Cost of revenue	8,892	7,892

Gross profit	743	675
Operating expenses:
Selling, general and administrative	319	308
Research and development	9	9
Amortization of intangibles	8	8
Restructuring, severance and related charges	45	—

Operating income	362	350
Interest and other, net	63	33

Income before income tax	299	317
Income tax expense	76	76

Net income	223	241
Net income attributable to noncontrolling interests, net of tax	—	—

Net income attributable to Jabil Inc.	$223	$241

Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$1.65	$1.68

Diluted	$1.61	$1.63

Weighted average shares outstanding:
Basic	134.8	144.1

Diluted	138.0	147.7

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three months ended
	November 30, 2022	November 30, 2021
Cash flows provided by (used in) operating activities:
Net income	$223	$241
Depreciation, amortization, and other, net	263	269
Change in operating assets and liabilities, exclusive of net assets acquired	(320)	(556)

Net cash provided by (used in) operating activities	166	(46)

Cash flows used in investing activities:
Acquisition of property, plant and equipment	(314)	(281)
Proceeds and advances from sale of property, plant and equipment	150	208
Other, net	(12)	—

Net cash used in investing activities	(176)	(73)

Cash flows used in financing activities:
Borrowings under debt agreements	1,026	550
Payments toward debt agreements	(1,061)	(574)
Payments to acquire treasury stock	(161)	(127)
Dividends paid to stockholders	(12)	(14)
Treasury stock minimum tax withholding related to vesting of restricted stock	(33)	(43)

Net cash used in financing activities	(241)	(208)

Effect of exchange rate changes on cash and cash equivalents	(10)	(11)

Net decrease in cash and cash equivalents	(261)	(338)
Cash and cash equivalents at beginning of period	1,478	1,567

Cash and cash equivalents at end of period	$1,217	$1,229

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in millions, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2022	November 30, 2021
Operating income (U.S. GAAP)	$362	$350

Amortization of intangibles	8	8
Stock-based compensation expense and related charges	42	35
Restructuring, severance and related charges	45	—
Net periodic benefit cost(1)	4	7

Adjustments to operating income	99	50

Core operating income (Non-GAAP)	$461	$400

Net income attributable to Jabil Inc. (U.S. GAAP)	$223	$241
Adjustments to operating income	99	50
Net periodic benefit cost(1)	(4)	(7)
Adjustments for taxes	1	—

Core earnings (Non-GAAP)	$319	$284

Diluted earnings per share (U.S. GAAP)	$1.61	$1.63

Diluted core earnings per share (Non-GAAP)	$2.31	$1.92

Diluted weighted average shares outstanding (U.S. GAAP & Non-GAAP)	138.0	147.7

(1)

Pension service cost is recognized in cost of revenue and all other components of net periodic benefit cost, including return on plan assets, are presented in other expense. We are reclassifying the pension components in other expense to core operating income as we assess operating performance, inclusive of all components of net periodic benefit cost, with the related revenue. There is no impact to core earnings or diluted core earnings per share for this adjustment.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ADJUSTED FREE CASH FLOW

(in millions)

(Unaudited)

	Three months ended
	November 30, 2022	November 30, 2021
Net cash provided by (used in) operating activities (U.S. GAAP)	$166	$(46)
Acquisition of property, plant and equipment (“PP&E”)(1)	(314)	(281)
Proceeds and advances from sale of PP&E(1)	150	208

Adjusted free cash flow (Non-GAAP)	$2	$(119)

(1)

Certain customers co-invest in property, plant and equipment (“PP&E”) with us. As we acquire PP&E, we recognize the cash payments in acquisition of PP&E. When our customers reimburse us and obtain control, we recognized the cash receipts in proceeds and advances from the sale of PP&E.